ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              HYDROBAC CORPORATION

Article I of the Articles of Incorporation of HYDROBAC CORPORATION is amended to read as follows:

The name of the corporation is changed to:
      PROBAC INTERNATIONAL CORPORATION

This amendment was adopted by the shareholders on June 16, 1986 to be effective July 7, 986.

IN WITNESS WHEREOF, the undersigned President and Secretary of this corporation have executed these Articles of Amendent on July 11, 1986.

HYDROBAC CORPORATION

            By
Secretary   President

(CORPORATE SEAL)
STATE OF FLORIDA   )
COUNTY OF SARASOTA )

BEFORE ME personally appeared DONALD M. NODHOLM, to me well known and known to me to be the person described as President of HYDROBAC CORPORATION and who executed the foregoing Articles of Amendment, and he acknowledged the execution to be his free act and deed as such officer, for the purposes therein expressed.

WITNESS my hand and official seal this 11 day of JULY, 1986.

      NOTARY PUBLIC
      My Commission Expires:

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        PROBAC INTERNATIONAL CORPORATION

Article III.A. of the Amended and Restated Articles of Incorporation of ProBac Internaional Corporation, as amended, is hereby amended and the corporation shall hereafter be authorized to issue Twenty Million (20,000,000) shares of Common Stock, each having a par value of $.001.

The registered office of the corporation is hereby changed to 4370 South Tamiami Trail, Suite 301, Sarasota, Florida 33581. Donald M. Nodholm shall continue as the registered agent of the corporation at such address.

This Amendment was adopted by written action of the Shareholders pursuant to
Section 607.394, Florida Statutes (1985), as amended, on August 22, 1986.

IN WITNESS WHEREOF, the undersigned President and Secretary of this corporation have executed these Articles of Amendment on AUGUST 25, 1986.

Attest:     PROBAC INTERNATIONAL CORPORATION
            By
Secretary   President

(CORPORATE SEAL)


STATE OF FLORIDA   )
      : SS
COUNTY OF SARASOTA )

BEFORE ME personally apeared DONALD M. NODHOLM, to me well known and know to me to be the person described as President of PROBAC INTERNATIONAL CORPORATION and who executed the foregoing Articles of Amendment, and he acknowledged the execution to be his free act and deed as such officer, for the purposes therein expressed.

WITNESS my hand and official seal this 25 day of AUGUST, 1986.

Notary Public
My commission expires

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        PROBAC INTERNATIONAL CORPORATION

Article III.A of the Amended and Restated Articles of Incorporation of PROBAC INTERNATIONAL CORPORATION, as amended, is hereby amended to reclassify each outstanding share of Common Stock, par value $.001 per share, into 2.5 shares of Common Stock, par value $.001 per share. This amendment was adopted by written action of the shareholders pursuant to Section 607.394, Florida Statutes (1985) as amended, on March 10, 1987.

Article III.A. of the Amended and Restated Articles of Incorproation of PROBAC ITNERNATINAL CORPORATION, as amended, is hereby amended and the corporation shall hereafter be authorized to issue Fifty Million (50,000,000) share of Common Stock, each having a par value of $.001. This amendment was adopted by written action of the shareholders pursuant to Section 607.394, Florida Statutes
(1985) as amended, on August ~ 1987.

IN WITNESS WHEREOF, the undersigned _ President and Secretary of this corporation have executed these Articles of Amendment on AUGUST 10, 1987.

Attest:     PROBAC INTERNATIONAL CORPORATION

            By
Secretary   President
STATE OF FLORIDA
COUNTY OF SARASOTA


BEFORE ME personally appeared Donald M. Nodholm, to me well known and known to me to be the person described as President of PROBAC INTERNATIONAL CORPORATION and who executed the foregoing Articles of Amendment, and he acknowledged the execution to be his free act and deed as such officer, for the purposes therein expressed.

WITNESS my hand and official seal this 10 day of AUGUST, 1987.

      NOTARY PUBLIC
      My Commission Expires:

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        PROBAC INTERNATIONAL CORPORATION

Article III.A. of the Amended and Restated Articles of Incorporation of PROBAC INTERNATIONAL CORPORATION, as amended, is hereby amended to effect a two for one reverse split of all outstanding shares of Common Stock, $.001 par value, so that each two such shares outstanding at October 30, 1987 shall, as of November 30, 1987, be deemed to equal one share of Common Stock, $.001 par value. Certificates evidencing outstanding shares need not be surrendered but shall hereafter be deemed to give effect to the foregoing reverse split, notwithstanding share amounts set forth on such certificates. This amendment was adopted by written action of the shareholders pursuant to Section 607.394, Florida Statutes (1985) as amended, on November 30, 1987.

IN WITNESS WHEREOF, the undersigned President and Secretary of this corporation have executed these Articles of Amendment on DECEMBER 10, 1987.

Attest:     PROBAC INTERNATIONAL CORPORATION

            By
Secretary   President

STATE OF FLORIDA
COUNTY OF SARASOTA

BEFORE ME personally appeared DONALD M. NODHOLM, to me well known and known to me to be the person described as President of

PROBAC INTERNATIONAL CORPORATION and who executed the foregoing Articles of Amendment, and he acknowledged the execution to be his free act and deed as such officer, for the purposes therein expressed.

WITNESS my hand and official seal this 10 day of DECEMBER, 1987.


      NOTARY PUBLIC

                              ARTICLES OF AMENDMENT


ARTICLE I. NAME

The name of this Florida corporation is Probac International Corporation t the "Corporation").

ARTICLE II. AMENDMENT

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed to Trident Environmental Systems Inc., and the mailing address of the Corporation is changed to:

Trident Environmental Systems Inc. 400 Ausutralian Avenue, Suite 750 West Palm Beach, Fl 33401

ARTICLE III, DATE AMENDMENT ADOPTED

The amendment set forth in these Articles of Amendment was adopted on October 5, 1994.

ARTICLE IV. APPROVAL OF AMENDMENT

The amendment set forth in these Articles of Amendment was proposed and adopted by the Corporation's Board of Directors, Shareholder approval was not required to his amendment.

An authorized representative of the Corporation executed these Articles of Amendment on October 5, 1994.

Probac International Corporation

      By:
      Name: Chairman
      Title:

                               Articles of Merger
                                       of
                        Probac International Corporation

ARTICLE I. NAME OF SURVIVING CORPORATION

The name of this Florida corporation is Probac International Corporation.

ARTICLE II. AGREEMENT AND PLAN OF MERGER

The Agreement and Plan of Merger is attached as an exhibit to the Articles of Merger.

ARTICLE III. EFFECTIVE DATE OF MERGER

The corporate existence of the Surviving Corporation shall begin effective as of the date of filing of the Articles of Merger.

ARTICLE IV. ADOPTION OF PLAN of MERGER

The plan of merger was adopted by the Board of Directors of Probac International Corporation on September 14, 1994 (shareholder approval was not reguired as provided for by the Florida Business Corporation Act). The plan of merger was adopted by the shareholders of Trident Internatinal Trading LTD. Inc., on September 26, 1994.

An authorized representative of the Merging and of the Surviving Corporations executed these Articles of Merger on October 5, 1994.

Probac International  Trident International
Corporation Trading Ltd., Inc

By:   By:
Name: Name:
Title:      Title

                          AGREEMENT AND PLAN OF MERGER

DATE: September 14, 1994


PARTIES:

      TRIDENT INTERNATIONAL TRADING, LTD., INC. a New York corporation authorized to do business in Florida, (Merging Corporation), and

      PROBAC INTERNATIONAL CORPORATION, a Florida corporation, (Surviving Corporation)

SECTION 1.  MERGER

On the Effective Date, the Merging Corporation shall be merged with and into the Surviving Corporation. The separate existence of the Merging Corporation shall cease, and both the Merging and Surviving Corporation shall be a single corporation which shall be the Surviving Corporation. The title to all real estate and other property owned by the Mergin Corporation and the Surviving Corporation shall be vested in the Surviving Corporation without reversion or impairment and without further act or deed. The Surviving Corporation shall assume all liabilities and obligations of the Merging Corporation and the Surviving Corporation as of the Effective Date. Any proceeding pending against the Merging Corporation or the Surviving Corporation may be continued as if the merger did not occur, or the Surviving Corporation may be substituted in the proceeding for the Merging Corporation.

SECTION 2.  SHAREHOLDER APPROVAL

Forthwith upon the full execution of this agreement, the Merging Corporation and the Surviving Corporation shall each submit this agreement to its shareholders for approval in accordance with Business Corporation Act of the State of Florida.

SECTION 3.  EFFECTIVE DATE AND CLOSING

3.1 EFFECTIVE DATE. The merger of the Merging Corporation and the Surviving Corporation shall be effective (Effective Date) upon the filing of the Articles of Merger in accordance with the Business Corporation Act of the State of Florida.

3.2 CLOSING. Subject to the satisfaction of the conditions set forth in Sections 10 and 11 of this agreement, the closing of this merger shall take place at the office of the Surviving Corporation on September 14, 1954, or at such other place or at such other times as may be agreed upon by the Surviving Corporation and the Merging Corporation. At the time of the closing:

3.2.1 FILING OF ARTICLES OF MERGER. The Surviving Corporation and the Merging Corporation shall cause the Articles of Merger to be filed.

3.2.2 CERTIFICATION. The Merging Corporation and the Surviving Corporation shall each deliver to the other ceritifed copies of the resolutions of the Board of Directors and Shareholders of the delivering corporation approving the merger.

3.3 FURTHER ASSURANCES. From time to time after the closing, the parties shall execute and deliver such other documents and take such other actions as may reasonable required to accomplish the merger.

SECTION 4.  SHARES OF STOCK

4.1 EXCHANGE OF SHARES. On or after the Effective Date, the Surviving Corporation, upon the receipt of properly endorsed stock certificates representing the outstanding shares of common stock of the Merging Corporation, shall issue to the shareholders of the Merging Corporation equal to 1.3 million shares of common stock.

4.1.1. It is understood that the amount of shares issued by Probac International Corporation are approximately 14,000,000 common stock as of May 31, 1994.

4.2 CANCELLATION OF SHARES. On the effective Date, each share of stock of the Merging Corporation that is then issued and outstanding shall, by virtue of the merger and without any action on the part of the Merging Corporation or the Surviving Corporation, be immediately canceled.

4.3 CONTINUATION OF SHARES. Each share of stock of the Surviving Corporation that is issued and outstanding as of the Effective Date shall continue to be an issued and outstanding share of the Surviving Corporation, notwithstanding the merger.


SECTION 5.

CORPORATE INCIDENTS

5.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation following this merger.

5.2 BYLAWS. The Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation following this merger.

5.3 BOARD OF DIRECTORS AND OFFICERS. The new Board of Directors of the Surviving Corporation shall be: L.T. Fan, Bryon Fox, Robin Sommerville, Howard Horton, Harold Brock, R.H. Grey, Lucian Vestal and Stephan Inezedy.

SECTION 6.  REPRESENTATION AND WARRANTIES OF MERGING CORPORATION

6.1 ORGANIZATION. The Merging Corporation is a corporation duly organized and existing in good standing under the laws of the state of Florida nad has the corporate power to own its properties and to carry on its busines as now conducted, and is qualified to do business in no other jurisdiction. No proceeding is pending or threatened involving the Merging Corporation in which it is alleged that the nature of its business makes qualification necessary IN ANY ADDITIONAL jurisdiction.

6.2 CAPITALIZATION. The issued and outstanding stock of the Merging Corporation consists solely of common stock with a par value of .01. All of the issued and outstanding shares of the Merging Corporation are validly issued and oustanding, fully paid and nonassessable. There are not exisiting options, warranties, calls, preemptive rights (except certain statutory rights not affecting the transactions hereunder), or commitments of any kind relating to the Merging Corporation's authorized and unissued capital stock.

6.3 SUBSIDIAIRES. The Merging Corporation has no subsidairies.

6.4 VALID AND BINDING AGREEMENT. The execution and delivery of this agreement has been approved by the Board of Directors of the Merging Corporation, and this agreement constitutes a valid and binding obligation of the Merging Corporation in accordance with its terms. The execution and delivery of this agreement and the consummation thereof do not and will not violate any provision of any judicial or governmental decree, order, or judgment or conflict with, or result in a breach of, or 3 constitute a default under, the Articles of Incorporation or bylaws of the Merging Corporation, or any material agreements or instrument to which the Merging Corporation is a party or by which it is bound.

6.5 FINANCIAL STATEMENTS. The Merging Corporation has furnished Surviving Corporation with the Merging Corporation's balance sheet as of 9/15/94, and its income statement for the years ended on such dates, together with the report of an Independent certified public accountants. The Merging Corporation has also furnished the Merging Corporation's unaudited balance sheet as of 9/11/94 (Latest Balance Sheet) and its Income statement for the months ended on such date. All such financial statements, (including the notes thereof) are correct and complete, and the audited financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in financial position of the Merging Corporation on the dates thereof and the results of its operations for the periods then ended.

6.6 UNDISCLOSED LIABILITIES. THE MERGING Corporation has no liability or obligation, absolute or contingent, including without limitation, liabilities for federal, state, local or foreign taxes, that is not reflected on the Latest Balance Sheet, except for changes in the amounts of the liabilities shown on the Latest Balance Sheet that have arisen since the data of the Latest Balance Sheet in the ordinary course of business and that are not materially adverse to the business, assets, or operation of the Merging Corporation.

6.7 TITLE TO PROPERTIES. The Merging Corporation has good and marketable title to all of its properties and assets, real and personal (including those reflected in the Latest Balance Sheet except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens and encumbrances except, with respect in the real property. The Merging Corporation has received no notice of violation of any law, regulation, ordinance, or other requirement relating in its business or operations or its owned or leased real or personal properties.

6.8 CONDITION OF PERSONAL PROPERTY. Except as disclosed in the Latest Balance
Sheet: (1) the machinery and equipment of the Merging Corporation is in good and usable condition, reasonable wear and tear excepted; (2) substantially all its inventories, as valued in the Latest Balance Sheet, are good and seeable, and not obsolete, and will be sold, used or consumed in the usual and ordinary course of business of the Merging Corporation as now conducted; and (3) the accounts receivable of the Merging Corporation as shown on the Latest Balance Sheet are good and collectible at the aggregate recorded amount after reserved thereof, subject to no counter claims or setoffs.

6.9 CONDITION OF REAL PROPERTY. The real property of the Merging Corporation, and to the best of the Merging Corporation's knowledge, the surrounding areas, are not currently and have not ever been subject to hazardous or toxic substances or wastes or to their effects, and there are no claims, litigation, administrative or other proceedings, whether actual or threatened, or judgment or others, relating to any hazardous or toxic substances or wastes, discharges, emissions, or other forms of pollution relating in any way to the real property or improvements of the Merging Corporation.

6.10 ADEQUANCY OF RIGHTS, PATENTS AND TRADEMARKS. The Merging Corporation owns or possesses adequate patents, franchises, licenses or other rights to use all trade names, trademarks, patents, copyrights, trade secrets, formulas, design rights, and other intangible assets necessary to conduct its business, and its business as it is expected to be conducted, to purchase and sell the products now being purchased and sold, and to perform the services now being performed by it.

6.11 OBLIGATIONS, LITIGATION. The Merging Corporation has performed all material obligations required to be performed by it to date, and is not in default under any agreement, lease or other document to which it is a party, or under any law or order of any court or other governmental agency, which has or may have a material effect on the busines, operations, or financial conditions of the Merging Corporation. There are no claims, actions, suits, or proceedings pending or threatened at law or in equity or before or by any federal, state, or other governmental agency, which if adversely determined would have no adverse effect on the business, operations, or financial condition of the Merging Corporation or would precept or hinder the consummation of the merger. No party with whom the Merging Corporation has an agreement, lease or other arrangement which is of material importance to the Merging Corporation in default thereunder.

6.12 COMPLIANCE WITH LAWS. The business of the Merging Corporation has been conducted consistent with the material provisions of all applicable laws and regulations of federal, state and local governments (including, without limitation, any applicable building, zoning, health, safety, or environmental ordinance or regulation). No improper gifts or illegal payments have been made or received on behalf of the Merging Corporation by any of its officers, directors, employees, or agents.

6.13 CONTRACTS. The merging Corporation has disclosed to the Surviving Corporation all major contracts relating to the Merging Corporation's business including (1) all contracts with sales representatives which are not terminable on 30 days notice or less (2) any other contract or commitment, not in the ordinary course of business, involving a liability by or to the Merging Corporation to pay in the aggregate more than $ 0 ; and any other contract, agreement, or arrangement, not in the ordinary course of business, which is or may be material to the business, operations or financial condition of the Merging Corporation. The Merging Corporation has not entered into any employment contract or any other contract, agreement, or commitment which will require the Merging Corporation to provide goods or services more than 90 days free from the date hereof, whether IN THE ORDINARY COURSE of business or otherwise.

6.14 LONG TERM DEBT. Except as disclosed in its Financial Statements, the Merging Corporation has no obligations for the repayment of borrowed money which has a maturity date of more than one year from the date such OBLIGATION was incurred.

6.15 TAX MATTERS. The merging Corporation has filed all federal, state, local, and foreign tax returns required to be filed by it and has paid all federal, state, local and foreign tax required to be paid. All taxes and governmental charges levied or assessed against the property or the business of the Merging Corporation have been paid, other than taxes or charges the payment of which is not yet due or which, if due, are not yet delinquent or which have not been finally determined or which are being contested in good faith. The amounts set up as provisions for taxes on the Latest Balance Sheet are sufficient for the payment of all unpaid taxes and other governmental charges applicable to the property or the business of the Merging Corporation for the period ended on the date of the Latest Balance Sheet and all periods prior thereto.

6.16 LABOR MATTERS. The Merging Corporation is not a party to any collective bargaining agreement, and there is no pension or profit-sharing plan for the Merging Corporation's employees. The Merging Corporation has complied with all laws and regulations which relate to employee civil rights and equal employment opportunities and there are no presently pending or threatened labor problems which do or may in the future adversely affect the business, operations, or financial condition of the Merging Corporation.

6.17 INSURANCE. During its past three fiscal years, the Merging Corporation has been adequately insured with reputable insurers with respect to its properties, assets and business against risks normally insured against by companies in similar lines of business.

6.18 SUPPLIERS AND CUSTOMERS. The Merging Corporation is not aware that any major customer or supplier of the Merging Corporation intends to discontinue or diminish its business relationship with the Merging Corporation on account of the transactions contemplated hereunder or otherwise.

6.19 COMPLETENESS OF DISCLOSURE. Neither this agreement nor any certificate, exhibit, schedule, or other instrument furnished or to be furnished by the Merging Corporation to the Surviving Corporation pursuant to this agreement, or in connection with the merger, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained not misleading. There is no fact which materially affect the business, operations, or condition (financial or otherwise) of the Merging Corporation which has not been set forth in this agreement or in any Exhibit, certificate, or schedule furnished under this agreement.

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF SURVIVING
            CORPORATION

7.1 ORGANIZATION. The Surviving Corporation is a corporation duly organized and existing in good standing under the laws of the State of Florida and has the corporate power to own its properties and to carry on its business as now conducted.

7.2 CAPITALIZATION. The issued and outstanding stock of the Surviving Corporation consists solely of approximately 14,000,000 shares of common stock with a par value of .001. All of the issued and outstanding shares of the Surviving Corporation are validly issued and outstanding, fully paid and nonassessable. There are no existing options, warrants, calls, preemptive rights (except certain statutory rights not affecting the transactions hereunder), or commitments of any kind relating to the Surviving Corporation's authorize and unissued capital stock.

7.3 SHARES ISSUED IN MERGER. The shares of stock of the Surviving Corporation to be issued to the shareholder of the Merging Corporation in the merger shall be fully paid and nonassessable. However, the issuance of shares by the Surviving Corporation will not be registered under the Securities Act of 1933 as amended
(act), nor the securities law of any state, and the Certificate for the Shares shall bear a legend stating that the shares shall not be offered, sold, pledged, hypothecated, or otherwise transferred or disposed of without registration under the Act and any applicable state securities law or an opinion of counsel or other evidence satisfactory to counsel for the Corporation that an exemption from such registrations is available. The Surviving Corporation is under no obligation to register the shares or to assist shareholders of the Merging Corporation in complying with an exemption from registration.

7.4 VALID AND BINDING AGREEMENT. The execution and delivery of this agreement has been approved by the Board of Directors of the Surviving Corporation, and this agreement constitutes a valid and binding obligation to the Surviving Corporation in accordance with its terms. The execution and delivery of this agreement and the consummation thereof do not and will not violate any provision of any judicial or governmental decree, order, or judgment or conflict with, or result in a breach of, or constitute a default under, the Articles of Incorporation or bylaws of the Surviving Corporation, or any material agreement or instrument to which the Surviving Corporation, or any material agreement or instrument to which the Surviving Corporation is a party or by which it is bound.

7.5 FINANCIAL STATEMENTS. The Surviving Corporation has furnished the Merging Corp[oration with the Surviving Corporation's balance sheet as of 9/10/94, and its income statement for the years ended on such dates, together with the report of Peter Timmermann, 3700 South Tamiami Trail, Suite 210, Sarasota, Florida 34239, an independent certified public accountant.

7.6 LITIGATION. There are no claims, actions, suits or proceedings pending or threatened at law or in equity or before or by any federal, state, or other governmental agency, which if adversely determined would have an adverse affect on the business, operations, or financial condition of the Surviving Corporation or would prevent or hinder the consummation of the merger.

7.7 COMPLETENESS OF DISCLOSURE. Neither this agreement nor any certificate, exhibit, schedule, or other instrument furnished or to be furnished by the Surviving Corporation to the Merging Corporation pursuant to this agreement, or in connection with the merger contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained not misleading. There is no fact which materially adversely, affects or amy, in the future, materially adversely affect the business, operations, or condition (financial or otherwise) of the Surviving Corporation which has not been set forth in this agreement or in any exhibit, certificate, or schedule furnished under this agreement.

SECTION 8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All representations and warranties of the Merging Corporation and the Surviving Corporation shall be true and complete as of the Closing and shall survive the closing.

SECTION 9.  CONDITIONS  PRECEDENT TO  OBLIGATIONS OF MERGING
            CORPORATION

The obligation of the Merging Corporation to consummate the merger is at the option of the Merging corporation, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

9.1 REPRESENTATIONS AND PERFORMANCE. The representations and warranties made under this agreement by the Surviving Corporation shall be true and correct in all material respects at the time of the closing, and the Surviving Corporation shall have performed and complied with all agreements, covenants, and conditions required of the Surviving Corporation by the closing under the terms of this agreement.

9.2 ADVERSE CHANGES. There shall not have been any material adverse changes in the conditions, financial or otherwise, or business of the Surviving Corporation since the date of the Latest Balance Sheet of the Surviving Corporation.

9.3 SHAREHOLDER APPROVAL. This agreement shall have been approved by the holders of a majority of the issued and outstanding shares of the stock of the Merging Corporation as required under the Business Corporation Act of the state of Florida.

9.4 DISSENTERS' RIGHTS. Prior to the approval of this agreement by the shareholders of the Merging Corporation, the Merging Corporation shall not have received written notice of intent to assert dissenter's rights and demand payment of fair value for shares by reason of this merger from the holders of more than five percent of the issued and outstanding shares of stock of the Merging Corporation.

SECTION 10. CONDITIONS TO OBLIGATIONS OF SURVIVING
            CORPORATION

The obligation of the Surviving Corporation to consummate the merger is, at the option of the Surviving Corporation, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

10.1 REPRESENTATIONS AND PERFORMANCE. The representations and warranties made under this agreement by the Merging Corporation shall be true and correct in all material respects at the time of the closing, and the Merging Corporation shall not have performed and complied with all agreements, covenants, and conditions required of the Merging Corporation by the closing under the terms of this agreement.

10.2 ADVERSE CHANGES. There shall not have been any material adverse changes in the conditions, financial or otherwise, or business of the Merging Corporation since the date of the Latest Balance Sheet of the Merging Corporation.

10.3 SHAREHOLDER APPROVAL. This agreement shall have been approved by the holders of a majority of the issued and outstanding shares of the stock of the Surviving Corporation as required under the Business Corporation Act of the state of Florida or a Court Order.

10.4 DISSENTERS' RIGHTS. Prior to the approval of this agreement by the shareholders of the Surviving Corporation, the Surviving Corporation shall not have received written notice of intent to assert dissenters' rights and demand payment of fair value for shares by reason of this merger from the holders of more than five percent of the issued and outstanding shares of stock of the Surviving Corporation.

10.5 INVESTMENT REPRESENTATIONS. The shareholders of the Merging Corporation receiving stock of the Surviving Corporation in the merger shall execute and deliver to Surviving Corporation an investment representation certificate warranting and representing that the shareholder:

10.5.1 Has sufficient knowledge and experience to evaluate the merits and risks of his or her investment in the shares of the Surviving Corporation.

10.5.2 Has been provided with, or given reasonable access to, full and fair disclosure of all information material to his or her investment in the shares of the Surviving Corporation.

10.5.3 Understands that no market is likely to exist for the shares of the Surviving Corporation and does not anticipate the need to sell the shares in the foreseeable future.

10.5.4 Is acquiring the shares of the Surviving Corporation for the shareholder's own account for investment purposes only and not with a view to their distribution.

10.5.5 Understands that the shares will not be registered under the Securities Act of 1993, as amended (Act) not the securities law of any state, and accordingly theses securities may not be offered, sold, pledged, hypothecated, or otherwise transferred or disposed of in the absence of registration or the availability of an exemption from registration under the Act and any applicable state securities law. The shareholder further understands that the Surviving Corporation is under no obligation to register the shares on behalf of the shareholder or to assist the shareholder in complying with an exemption from registration.

10.5.6 Understands that the certificate for the shares of the Surviving Corporation will bear a legend that the shares shall not be offered, sold, pledged, hypothecated, or otherwise transferred or disposed of without registration under the Act and any applicable state securities law or an opinion of counsel or otherwise evidence satisfactory to counsel for the Corporation that an exemption from such registrations is available.

10.6 CONDITIONS TO OBLIGATIONS OF BOTH CORPORATIONS. The obligations of the Merging Corporation and the Surviving Corporation to consummate the merger are, at the option of either party, subject to the condition that, at the time of the closing, no suit, action, or other proceeding is pending or threatened before any court or other governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this agreement or the consummation of the merger.

SECTION 11. EXPENSES

The Surviving Corporation and the Merging Corporation shall each bear their own expenses, including legal and accounting fees, incurred in connection with this transaction. The Merging Corporation agrees to pay registration fees.

SECTION 12. INTENT

It is the intent of the parties that the transaction contemplated by this agreement shall constitute a merger under the Business Corporation Act of the state of Florida and qualify as a tax-free corporate reorganization within the meaning of IRC s/s 368(a)(1)(A).

SECTION 13. MISCELLANEOUS PROVISIONS.

13.1 TIME OF ESSENCE. Time is of the essence of this agreement.

13.2 BINDING EFFECT. The provisions of this agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

13.3 NOTICE. Any notice of other communication required or permitted to be given under this agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

            Trident International Trading, Ltd. Inc. (Merging Corp.) 400 South Australian Avenue, Suite 750
            West Palm Beach, FL 33401

            Probac International Corporation (Surviving Corp.)
            244 Cedar Park Circle
            Sarasota, FL 34242


All notices and other communications shall be deemed to be given at the expiration of three days after the date of mailing. The address of a party to which notices or other communications shall be mailed my be changed from time to time by giving written notice to the other party.

13.4 LITIGATION EXPENSES. In the event of a default under this agreement, the defaulting party shall reimburse the nondefaulting party or parties for all costs and expenses reasonable incurred by the nondefaulting part or parties in connection with the default, including without limitation attorney's fees. Additionally, in the event a suit or action is failed to enforce this agreement or with respect to this agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney's fees at the trail level and on appeal.

13.5 WAIVER. No waiver of any provision of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No wavier shall be binding unless executed in writing by the party making the waiver.

13.6 APPLICABLE LAW. This agreement shall be governed by and shall be construed in accordance with the state of Florida.

13.7 ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties pertaining to its subject matter, and its supersedes all prior contemporaneous agreements, representations and understandings of the parties. No supplement,l modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

DATED SEPTEMBER 14, 1994, at OKEECHOBEE, state of Florida.


TRIDENT INTERNATIONAL TRADING, LTD. INC.
(Merging Corporation)


________________________            By: _________________________
Witness                                         Markus Gertsch
                                                President

________________________            By: _____________________________
Witness                                         D. Stephen Inezedy
                                                Chairman of the Board

PROBAC INTERNATIONAL CORPORATION
(Surviving Corporation)


_______________________             By: _________________________
Witness                                         Lucian L. Vestal
                                                President

_______________________             By:   ________________________
Witness


_______________________             By: _________________________
Witness                                         Wilfred N. Desrosiers
                                                Treasurer

                    STATEMENT OF CHANGE OF REGISTERED OFFICE


      1.    Name of Corporation:  Trident Environmental Systems Inc.

      2.    Street address of current registered office:
                  1681  South Rogers Circle, Suite 12
                  Boca Raton, Florida 33487

      3.    Street address of new registered office:
                  501 S. Dixie Highway
                  West Palm Beach, Florida 33401

      4. The street address of the Corporation's new registered office is identical to the street address of the business office of its registered agent.

      5. The changes set forth in this Statement were authorized by resolution duly adopted by the Corporation's Board of Directors or any an officer of the Corporation so authorized by the Board of Directors.

                                    Trident Environmental Systems Inc.

                                    By: __________________________
                                          Luis A. Uriarte
                                    Its:  Assistant Secretary

                                    Date:  June 14, 1996

                              ARTICLES OF AMENDMENT
                          CHANGING CORPORATE NAME FROM
                       TRIDENT ENVIRONMENTAL SYSTEMS INC.
                                       TO
                      PHOENIX INTERNATIONAL INDUSTRIES INC.

                                 ARTICLE I. NAME

     The name of this Florida corporation is Trident Environmental Systems Inc.

                              ARTICLE II. AMENDMENT

     The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Trident Environmental Systems Inc. to Phoenix International Industries, Inc.

                       ARTICLE III. DATE AMENDMENT ADOPTED

     The amendment set forth in these Articles of Amendment was adopted on September 6, 1996.

                  ARTICLE IV. SHAREHOLDER APPROVAL OF AMENDMENT

     The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.


The undersigned representative of the Corporation executed these Articles of Amendment on September 6, 1996.

                              Trident Environmental Systems Inc.

                              By:  _______________________________
                                    Luis A. Uriarte
                                    Its:  Assistant Secretary

                              ARTICLES OF AMENDMENT

                                 ARTICLE I. NAME

     The name of this Florida corporation is Phoenix International Industries Inc. (the "Corporation").

                              ARTICLE II. AMENDMENT

     The Articles of Incorporation of the Corporation are amended so that the Authorized capital of the Corporation is changed to 20,000,000 shares of common stock, par value $.001 per share.

                       ARTICLE III. DATE AMENDMENT ADOPTED

     The amendment set forth in these Articles of Amendment was adopted on October 2, 1996.

                  ARTICLE IV SHAREHOLDER APPROVAL OF AMENDMENT

     The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.


An authorized representative of the Corporation executed these Articles of Amendment on October 2, 1996.

                              Phoenix International Industries Inc.

                              By: ________________________________
                              Name:       Girard Haryman
                              Title:    President